Exhibit 5.2

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

October 19, 2021

Enterprise 4.0 Technology Acquisition Corp.

533 Airport Blvd Suite 400

Burlingame, CA 94010

Re: Registration Statement of Enterprise 4.0 Technology Acquisition Corp.

Ladies and Gentlemen:

We have acted as United States counsel to Enterprise 4.0 Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the Company’s filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of (a) up to 1,265,000 additional units of the Company, including units issuable upon exercise of the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”) and one-half of one warrant of the Company each whole warrant exercisable to purchase one Ordinary Share (the “Warrant”) and (b) all Ordinary Shares and all Warrants to be issued as part of the Units (including all Ordinary Shares issuable upon exercise of the Warrants). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-259773), initially publicly filed by the Company with the Commission on September 24, 2021 (the “Registration Statement”) and declared effective by the Commission on October 18, 2021. This opinion letter is being provided in accordance with the Legal Matters section of the prospectus included in Registration Statement and the requirements of Item 601(b)(5) of Regulation S-K under the Act, and solely in connection with the distribution of the Units pursuant to the Registration Statement. It is not to be relied upon for any other purpose.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the 462(b) Registration Statement becomes effective under the Act, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

2. Warrants. When the 462(b) Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Ordinary Share.

Notwithstanding anything in this opinion letter which might be construed to the contrary, our opinions herein are expressed solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the 462(b) Registration Statement, and we are under no duty to update the opinions contained herein. This opinion is given as of the effective date of the 462(b) Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP